

                        Affiliated Community Bancorp, Inc.          Exhibit 11.0
               Computation of Basic and Diluted Earnings Per Share
                  (Dollars in thousands, except share amounts)
                     (Restated for May 30, 1997 stock split)


                                                             Three Months Ended
                                                             ------------------
                                                                 March 31,
                                                                 ---------
                                                            1998           1997
                                                            ----           ----
Basic:

Weighted average shares                                  6,519,906      6,445,811



ESOP shares not released or committed to be released       (83,364)      (113,020)

Basic weighted average shares                            6,436,542      6,332,791
                                                         =========      =========

Net income                                             $     3,212    $     2,937
                                                       ===========    ===========

Earnings per share                                     $      0.50    $      0.46
                                                       ===========    ===========

Diluted:

Weighted average shares                                  6,519,906      6,445,811

ESOP shares not released or committed to be released       (83,364)      (113,020)
                                                           -------       --------
                                                         6,436,542      6,332,791

Common stock equivalents:
       Stock Options                                       355,236        238,182
                                                           -------        -------

Diluted weighted average shares                          6,791,778      6,570,973
                                                         =========      =========

Net income                                             $     3,212    $     2,937
                                                       ===========    ===========

Earnings per share                                     $      0.47    $      0.45
                                                       ===========    ===========